QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.1

OMEGA HEALTHCARE INVESTORS, INC.

18,118,246 Shares

Common Stock

($0.10 par value per Share)

Underwriting Agreement

March 3, 2004

UNDERWRITING AGREEMENT

March 3, 2004

UBS Securities LLC
Deutsche Bank Securities Inc.
Banc of America Securities LLC
  as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

        Explorer Holdings, L.P., a Delaware limited partnership (the "Selling Stockholder"), proposes to sell to the underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as representatives, an aggregate of 18,118,246 shares (the "Firm Shares") of common stock, $0.10 par value per share (the "Common Stock"), of Omega Healthcare Investors, Inc., a Maryland corporation (the "Company"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 2,717,736 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act") a registration statement (file number 333-112731) on Form S-3 under the Act (the "selling stockholder registration statement"), including a prospectus relating to the Firm Shares owned by the Selling Stockholder, and such amendments to such registration statement, as may have been required prior to the date hereof, have been similarly prepared and have been filed with the Commission. Such selling stockholder registration statement, as so amended, and any post-effective amendments thereto, have been declared by the Commission to be effective under the Act. Such selling stockholder registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(i) under the Act and complies in all other material respects with said Rule. The Company has also prepared and filed with the Commission in accordance with the provisions of the Act, a registration statement (file number 333-69675) on Form S-3 under the Act (the "universal shelf registration statement"), including a prospectus relating to Common Stock, preferred stock, debt securities and warrants for such securities of the Company, and such amendments to such registration statement, as may have been required prior to the date hereof, have been similarly prepared and have been filed with the Commission. Such universal shelf registration statement, as so amended, and any post-effective amendments thereto, have been declared by the Commission to be effective under the Act. Such universal shelf registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule.

        The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectuses included in the universal shelf registration statement and the selling stockholder registration statement, as so amended, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Underwriters.

        The term "Registration Statements" as used in this Agreement means the universal shelf registration statement and the selling stockholder registration statement, each as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. If it is contemplated, at the time this Agreement is executed, that post-effective amendment(s) to the Registration Statements will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statements" as used in this Agreement means the Registration Statements as amended by said post-effective amendment(s). If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Abbreviated Registration Statement"), the term "Registration Statements" includes the Abbreviated Registration Statement. The term "Basic Prospectuses" as used in this Agreement means the prospectuses dated February 5, 2004 and February 25, 2004, as filed with the Commission pursuant to Rule 424(b) and 424(a), respectively, and included in the universal shelf registration statement and the selling stockholder registration statement, respectively. The term "Prepricing Prospectus" as used in this Agreement means the preliminary form of the Prospectus (as defined herein) subject to completion, if any, used in connection with the offering of the Shares. The term "Prospectus Supplement" as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term "Prospectus" as used in this Agreement means the Basic Prospectuses together with the Prospectus Supplement, except that if such Basic Prospectuses are amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Basic Prospectuses as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference in this Agreement to the universal shelf registration statement, the selling stockholder registration statement, the Registration Statements, the Basic Prospectuses, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the universal shelf registration statement, the selling stockholder registration statement, the Registration Statements, the Basic Prospectuses, such Prepricing Prospectus, such Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the universal shelf registration statement, the selling stockholder registration statement, the Registration Statements, the Basic Prospectuses, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which are incorporated by reference in the universal shelf registration statement, the selling stockholder registration statement, the Registration Statements, the Basic Prospectuses, any Prepricing Prospectus, any Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

        The Company, the Selling Stockholder and the Underwriters agree as follows:

        1.    Sale and Purchase.    Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Stockholder the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $9.3575 per Firm Share. The Company and the Selling Stockholder are advised by you that the Underwriters intend to make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in your judgment is advisable initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

        In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at a purchase price of $9.3820 per Additional Share. This option may be exercised by UBS Securities LLC ("UBS") on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an "additional time of purchase"); provided, however, that no additional time of purchase shall be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

        2.    Payment and Delivery.    Payment of the purchase price for the Firm Shares shall be made to the Selling Stockholder by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 8, 2004 (unless another time shall be agreed to by you and the Selling Stockholder and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

        Payment of the purchase price for the Additional Shares shall be made to the Company at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

        Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP at 1301 Avenue of the Americas, New York, New York 10019, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

        3.    Representations and Warranties.

        (i)    The Company represents and warrants to and agrees with each of the Underwriters that:

          (a)   the Registration Statements have heretofore been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectuses, any Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statements, has been issued, and no proceedings for such purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission; the Company is eligible to use Form S-3 under the Act with respect to the Registration Statements, and the conditions to the use of Form S-3 with respect to the Registration Statements in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statements as of the date of this Agreement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act in all material respects. The Registration Statements complied when they became effective, comply and, at the time of purchase, any additional time of purchase and at any time at which the Prospectus is delivered in connection with any sale of Shares, will comply, and each of the Basic Prospectuses, each Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus conformed as of their respective dates, conform and, at the time of purchase, any additional time of purchase and any time at which the Prospectus is delivered in connection with any sale of Shares, will conform in all material respects with the requirements of the Act (including Rule 415 under the Act); any statutes, regulations, contracts, properties, related party transactions or other documents that are required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements or any Incorporated Document have been and will be so described or filed as required; the Registration Statements did not at the time of effectiveness, do not and, at the time of purchase, any additional time of purchase and, at any time at which the Prospectus is delivered in connection with any sale of Shares, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectuses, each Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus did not as of their respective dates, do not and, at the time of purchase, any additional time of purchase and any time at which the Prospectus is delivered in connection with any sale of Shares, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statements or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statements or the Prospectus; each Incorporated Document, at the time such document was filed with the Commission, or if amended, supplemented or superceded by the filing of a subsequent filing with the Commission, as of the date of such subsequent filing, complied in all material respects, with the requirements of the Act and the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company has not distributed and will not distribute any "prospectus" (within the meaning of the Act) or offering material in connection with the offering or sale of the Shares other than the then most recent Pre-Pricing Prospectus or the then most recent Prospectus Supplement, in each case accompanied by the then most recent Basic Prospectuses;

          (b)   in accordance with Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers, Inc. (the "NASD"), the Shares have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 prior to October 21, 1992;

          (c)   as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statements and the Prospectus entitled "Capitalization" and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statements and the Prospectus entitled "Capitalization" (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statements and the Prospectus and the grant of options under existing stock option plans described in the Registration Statements and the Prospectus); all of the issued and outstanding shares of capital stock, including the Shares being sold by the Selling Stockholder, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; no further approval or authority of the stockholders or the Board of Directors of the Company are required for the issuance and sale of the Shares;

          (d)   the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to acquire, own, lease and operate its properties, and to lease the same to others, and to conduct its business as described in the Registration Statements and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Additional Shares as contemplated herein; and the Company is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole or (ii) prevent consummation of the transactions contemplated hereby (the occurrence of such effect or such prevention described in the foregoing clauses (i) and (ii) being herein referred to as a "Material Adverse Effect");

          (e)   the Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

          (f)    the Company has no subsidiaries (as defined under the Act) other than those listed in Schedule B annexed hereto (collectively, the "Subsidiaries"); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the articles of incorporation and the bylaws of the Company and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statements, no changes therein or to the articles of incorporation and the bylaws of the Subsidiaries will be made on or after the date hereof or on or before the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statements and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other material encumbrance or adverse claims other than security interests, as disclosed in the Prospectus, granted under the Company's current senior credit facility; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; and the Company has no "significant subsidiary," as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, other than those listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

          (g)   the Shares have been duly and validly authorized and, when issued (in the case of the Additional Shares being sold by the Company) and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

          (h)   the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statements and the Prospectus, and the

  certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

          (i)    this Agreement has been duly authorized, executed and delivered by the Company;

          (j)    neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its (i) respective charter or bylaws, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule, including, without limitation, the rules and regulations of the New York Stock Exchange, or any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of clauses (ii) and (iii) above, such breaches, violations or defaults as would not individually, or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby (A) will neither conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (1) the charter or bylaws of the Company or any of the Subsidiaries, or (2) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (3) any federal, state or local law, regulation or rule, including the rules and regulations of the New York Stock Exchange, or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clauses (2) above, such breaches, violations or defaults as would not individually, or in the aggregate, have a Material Adverse Effect, nor (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the properties (real and personal (including, without limitation, mortgage loans and unsecured loans)) described in the Registration Statements or Prospectus as being owned or leased by the Company or any of the Subsidiaries (the "Properties");

          (k)   no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the New York Stock Exchange (the "NYSE"), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been effected, the listing of the Shares on the NYSE, which has been effected and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

          (l)    except as expressly set forth in the Registration Statements and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of clauses (i) and (iii) above and in connection with the Additional Shares in the case of clause(ii) above, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except for the Selling Stockholder and its affiliates, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statements or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statements or the sale of the Shares as contemplated thereby or otherwise;

          (m)  each of the Company and the Subsidiaries (and, to the Company's knowledge, each operator, lessee or sublessee of any Property or portion thereof) (i) has all necessary licenses, authorizations, consents and approvals and (ii) has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and (iii) has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to acquire and own, lease or sublease, lease to others and conduct its respective business as described in the Registration Statements or Prospectus, except in the case of clauses (i), (ii) and (iii) above, where the failure to have such items, make such filings or obtain such items would not individually, or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries (nor, to the Company's knowledge, any such operator, lessee or sublessee) is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

          (n)   all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as an exhibit to the Registration Statements or any Incorporated Document have been so described or filed as required;

          (o)   there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers (or, to the Company's knowledge, any person from whom the Company or any Subsidiary acquired any of the Properties (each, a "seller"), or any lessee, sublessee or operator of any Property or any portion thereof) is or would be a party, or of which any of the respective properties or assets of the Company and the Subsidiaries, or any Property, is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect;

          (p)   Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is incorporated by reference in the Registration Statements and the Prospectus, are independent public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board;

          (q)   the financial statements included or incorporated by reference in the Registration Statements and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included or incorporated by reference in the Registration Statements and the Prospectus comply with the requirements of Regulation S-X of the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth or incorporated by reference in the Registration Statements and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statements and the Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Act) that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statements and the Prospectus; and all disclosures contained in the Registration Statements or the Prospectus, including the documents incorporated by reference therein, regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

          (r)   subsequent to the respective dates as of which information is given in the Registration Statements and the Prospectus, there has not been (i) any material adverse change, or any development which could have a reasonable possibility of giving rise to a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock (except as the result of the exercise of rights by directors and employees under the Company's stock incentive plans described in the Prospectus) or outstanding indebtedness of the Company or any Subsidiaries (except up to $500,000 in the aggregate of additional indebtedness incurred in the ordinary course of business) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

          (s)   the Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of its officers and directors;

          (t)    neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Shares, neither of them will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (u)   the Company, and each of the Subsidiaries, has insurable title, and, in the case of real property, in fee simple, to the Properties, free and clear of all liens, claims, mortgages, deeds of trust, restrictions, security interests and other encumbrances or defects ("Property Encumbrances"), except for (x) the leasehold interests of lessees in the Properties of the Company and the Subsidiaries held under lease (the "Leases") and (y) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect; and all Property

  Encumbrances on or affecting the Properties which are required to be disclosed in the Prospectus or Registration Statements are disclosed therein as required;

          (v)   each of the Leases pertaining to the Properties has been duly authorized by the Company or a Subsidiary, as applicable, and is a valid, subsisting and enforceable agreement of the Company or such Subsidiary, as applicable, and, to the knowledge of the Company, each other party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or general equitable principles;

          (w)  no person has an option or right of first refusal to purchase all or any material portion of the Property owned by the Company or any interest therein, and to the Company's knowledge no such right exists with respect to any Property that the Company leases (as lessee), except for such options or rights of first refusal which, if exercised, will not individually or in the aggregate have a Material Adverse Effect;

          (x)   to the knowledge of the Company, except as disclosed in the Registration Statement and Prospectus, no lessee of any portion of any of the Properties is in default under its respective lease, and there is no event which, with notice, lapse of time or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

          (y)   to the knowledge of the Company, except as disclosed in the Registration Statement and Prospectus, no borrower of a Company mortgage loan is in default under its respective mortgage loan, and there is no event which, with notice, lapse of time or both, would constitute a default under any such mortgage loan, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

          (z)   the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statements or the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect;

          (aa) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice, except as would not, individually or in the aggregate, have a Material Adverse Effect; there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect;

          (bb) the Company and the Subsidiaries and their properties, assets and operations (and, to the Company's knowledge, each operator, lessee or sublessee of any Property or portion thereof) are in compliance with, and holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company's knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws, except as would not, individually or in the aggregate, have a

  Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries, nor, to the Company's knowledge, any seller, lessee, sublessee or operator of any Property or portion thereof or any previous owner thereof, (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below); and neither the Company nor any of the Subsidiaries, nor, to the Company's knowledge, any seller, lessee, sublessee or operator of any Property or portion thereof or any previous owner thereof, has received from any governmental authority notice of any violation, concerning the Properties, of any municipal, state or federal law, rule or regulation or of any Environmental Law, except for such violations as have heretofore been cured and except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect (as used herein, "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

          (cc) the Company and the Subsidiaries have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by it in the manner described in the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations would not, individually or in the aggregate, have a Material Adverse Effect; all such Authorizations are valid and in full force and effect and the Company and the Subsidiaries are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that would not, individually or in the aggregate, have a Material Adverse Effect;

          (dd) neither the Company nor any of the Subsidiaries, nor, to the Company's knowledge, any seller, lessee, sublessee or operator of any Property or portion thereof, has received from any governmental authority any written notice of any condemnation of, or zoning change affecting, the Properties or any portion thereof, and the Company does not know of any such condemnation or zoning change which is threatened, except for such condemnations or zoning changes that, if consummated, would not, individually or in the aggregate, have a Material Adverse Effect; and each of the Properties, and the current and intended use and occupancy thereof, complies with all applicable zoning laws, ordinances and regulations, except where such failure does and will not, individually or in the aggregate, have a Material Adverse Effect;

          (ee) all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided; and to the Company's knowledge, there is no tax deficiency which has been asserted against the Company or any Subsidiary, except any tax deficiency which would not, individually or in the aggregate, have a Material Adverse Effect;

          (ff)  each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as the Company reasonably deems to be adequate and as are customary in the business in which they are engaged, except as described in the Prospectus; except as would not, individually, or in the aggregate, have a Material Adverse Effect, all policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers, directors and trustees are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

          (gg) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements incorporated by reference in the Registration Statements and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except for such loss or interference as would not individually, or in the aggregate, have a Material Adverse Effect;

          (hh) neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the leases, contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statements or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company's knowledge after due inquiry, any other party to any such contract or agreement, except for such termination or non-renewal as would not individually, or in the aggregate, have a Material Adverse Effect;

          (ii)   the Company, and each of the Subsidiaries, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (jj)   the Company has established and maintains and evaluates "disclosure controls and procedures" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and "internal control over financial reporting" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company and the Subsidiaries are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder;

          (kk) the Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any Subsidiary to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and on or after July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

          (ll)   all statistical or market-related data included or incorporated by reference in the Registration Statements or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

          (mm) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statements or the Prospectus or any Incorporated Document;

          (nn) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Prospectus;

          (oo) from and including the Company's taxable year ended 1992, the Company has continuously met, currently meets, and as of the time of purchase or additional time of purchase, as the case may be, will meet, the requirements for, and its proposed methods of operations as described in the Registration Statements or Prospectus will permit the Company to continue to meet the requirements for, qualification and taxation as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986 (the "Code"); and all statements in the Prospectus or Registration Statements regarding the Company's qualification as a REIT are true, complete and correct in all material respects;

          (pp) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

          (qq) to the Company's knowledge, there are no affiliations or associations between any member of the NASD and the Company or any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statements and the Prospectus.

        (ii)   The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

          (a)   the Selling Stockholder is the lawful beneficial owner of the Firm Shares, and immediately preceding the sale and delivery of, and payment for, such Firm Shares, the Selling Stockholder has and, at the time of delivery thereof, will have valid and marketable title to the Firm Shares, free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title; upon sale and delivery of, and payment for, such Firm Shares, each Underwriter will acquire valid and marketable title to such Firm Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

          (b)   the Selling Stockholder has the legal right and power, and all authorizations and approvals required by law or otherwise, to enter into this Agreement and to sell and to cause to be transferred and delivered all of the Firm Shares pursuant to this Agreement and to comply with its other obligations hereunder; and no approval, authorization, consent or order of any court or filing with any national, state, local or other governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Selling Stockholder in connection with the sale of the Firm Shares or for the consummation by the Selling Stockholder of the transactions contemplated hereby, other than registration of the offer and sale of the Firm Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Firm Shares are being offered by the Underwriters;

          (c)   this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

          (d)   the execution, delivery and performance of this Agreement, the sale of the Selling Stockholder Shares by the Selling Stockholder and the consummation of the transactions contemplated hereby and in the Custody Agreement and the fulfillment of the terms hereof and thereof by the Selling Stockholder does not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the charter or bylaws or other organizational documents of the Selling Stockholder or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Selling Stockholder is a party or by which it or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule, including the rules and regulations of the New York Stock Exchange, or any decree, judgment or order applicable to the Selling Stockholder;

          (e)   neither the Selling Stockholder nor any of its affiliates, excluding the Company as to which the Selling Stockholder does not represent or warrant, has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (f)    neither the Selling Stockholder nor any of its affiliates, excluding the Company as to which the Selling Stockholder does not represent or warrant, has distributed any offering material in connection with the offer or sale of the Shares other than the Registration Statements, the Prepricing Prospectus, or the Prospectus or any other materials, if any, permitted by the Act;

          (g)   the sale of the Firm Shares pursuant to this Agreement is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Prospectus;

          (h)   the Registration Statements and the Prospectus include all information regarding the Selling Stockholder required to be included by Item 507 of Regulation S-K under the Act;

          (i)    the Registration Statements, when they became effective, did not and, as of the date hereof, do not and, as may be amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of its date and as of the date hereof does not, and if amended or supplemented will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (j)    there are no private or governmental actions, suits, claims, investigations or proceedings pending or threatened to which the Selling Stockholder or any of its respective officers is a party or to which any of its properties is subject, at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which could prevent consummation of the transactions contemplated hereby in the manner contemplated hereby, including the offer and sale of the Firm Shares at the time of purchase and the additional time of purchase; and

          (k)   the Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 3 are not true and correct, is familiar with the Registration Statements and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries.

Each certificate signed by an officer of the Company, or by an Attorney-in-Fact or otherwise by or on behalf of the Selling Stockholder, and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement at the time of purchase or the additional time of purchase shall be deemed to be a representation and warranty by the Company or the Selling Stockholder, as the case may be, to the Underwriters as to the matters covered by such certificate. The Company and the Selling Stockholder acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the Company, counsel to the Selling Stockholder and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, and the Company and the Selling Stockholder hereby consent to such reliance.

        4.    Certain Covenants.

        (i)    The Company hereby agrees:

          (a)   to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign entity or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b)   to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statements) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver, in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to either Registration Statement is required pursuant to Rule 415(a)(3) under the Act or Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statements and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Rule 415(a)(3) under the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

          (c)   if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statements or any post-effective amendment thereto to be declared effective before the Shares maybe sold, the Company will use its best efforts to cause the Registration Statements or such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statements and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

          (d)   on a confidential basis, to advise you promptly of any request by the Commission for amendments or supplements to the Registration Statements or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statements and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statements, to use its best efforts to obtain the lifting or removal of such order as soon as possible; on a confidential basis, to advise you promptly of any proposal to amend or supplement the Registration Statements or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

          (e)   to file promptly all reports and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to provide you, on a confidential basis, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

          (f)    if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act and pay the applicable fees in accordance with the Act;

          (g)   to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

          (h)   to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statements (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than, May 5, 2005;

          (i)    to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of operations, stockholders' equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants duly registered with the Public Company Oversight Accounting Board);

          (j)    to furnish to you five copies of the Registration Statements, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (k)   to furnish to you promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly, transition and current reports filed with the Commission on Forms 10-K, 10-Q or 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries; provided, however, it is understood and agreed that the Company shall have no obligation to furnish any of the items under this section (k) to the extent such items are available via the EDGAR database;

          (l)    to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

          (m)  to apply the net proceeds from the sale of any Shares sold by the Company in the manner set forth under the caption "Use of proceeds" in the Prospectus;

          (n)   not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the "Lock-Up Period"), without the prior written consent of UBS, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statements and the Prospectus, and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statements and the Prospectus or the issuance of restricted stock, stock awards or other equity incentives pursuant to the Company's stock incentive plans described in the Registration Statements and the Prospectus provided that the recipients of such restricted stock, stock awards or other equity incentives are restricted from selling such restricted stock, stock awards or other equity incentives during the Lock-Up Period; provided, however, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this paragraph will not apply if, within 3 days of the termination of the 90-day restricted period, the Company delivers to UBS Securities LLC a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company's shares of Common Stock are, as of the date of delivery of such certificate, "actively traded securities," as defined in Regulation M under the Exchange Act, 17 CFR 242.101(c)(1). Such notice shall be delivered in accordance with Section 11 of this Agreement.

          (o)   prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent, which shall not be unreasonably withheld;

          (p)   to use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code;

          (q)   to use its best efforts to cause the Common Stock to be listed on the New York Stock Exchange and to maintain such listing; and

          (r)   to maintain a transfer agent and, if necessary under the jurisdiction of organization of the Company, a registrar for the Common Stock.

        (ii)   The Selling Stockholder hereby agrees:

          (a)   to deliver to the Underwriters, prior to at the time of purchase, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) in order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions contemplated herein; and

          (b)   to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act that is known to the Selling Stockholder, which, to the knowledge of the Selling Stockholder after consultation with counsel, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        (iii)  The Company and the Selling Stockholder jointly and severally agree to pay all costs, expenses, fees and taxes in connection with (a) the preparation and filing of the Registration Statements, the Basic Prospectuses, each Pre-Pricing Prospectus, each Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (b) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (c) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (d) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (e) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (f) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters, (g) the fees and disbursements of any transfer agent or registrar for the Shares, (h) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (i) the performance of the Company's other obligations hereunder.

        The foregoing clause (iii) shall not prohibit or supercede any agreement between the Company and the Selling Stockholder regarding apportionment of the amounts as between the Company and Selling Stockholder.

        5.    Reimbursement of Underwriters' Expenses.    If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and the Selling Stockholder jointly and severally shall, in addition to paying the amounts described in Section 4(iii) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel. This section 5 shall not prohibit or supercede any agreement between the Company and the Selling Stockholder regarding apportionment of the amounts as between the Company and Selling Stockholder.

        6.    Conditions of Underwriters' Obligations.    The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a)   The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in the form agreed to by Dewey Ballantine LLP, counsel for the Underwriters, prior to the execution of this Agreement.

          (b)   The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Munsch Hardt Kopf & Harr, P.C., special counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in the form agreed to by Dewey Ballantine LLP, counsel for the Underwriters, prior to the execution of this Agreement.

          (c)   The Selling Stockholder shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Munsch Hardt Kopf & Harr, P.C., counsel for the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in the form agreed to by Dewey Ballantine LLP, counsel for the Underwriters, prior to the execution of this Agreement.

          (d)   You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by UBS.

          (e)   You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion (which may provide for reliance, as to Maryland law, on the opinion delivered under section 6(a) hereof) of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS.

          (f)    No Prospectus or amendment or supplement to the Registration Statements or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

          (g)   The Registration Statements shall have become effective, and the Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement, and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 P.M., New York City time, on the date of this Agreement.

          (h)   Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statements shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statements and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (i)    Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (A) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known and (B) no transaction which is material and adverse to the Company has been entered into by the Company or any of the Subsidiaries.

          (j)    The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit B hereto. hereto.

          (k)   The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto. hereto.

          (l)    The Selling Stockholder will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its General Partner, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

          (m)  You shall have received each of the signed Lock-Up Agreements referred to in Section 3(s) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

          (n)   The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statements and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

          (o)   The Shares shall have been approved for listing on the New York Exchange, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

        7.    Effective Date of Agreement; Termination.    This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

        The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statements and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in UBS' judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statements and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS' judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statements and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

        If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company, the Selling Stockholder and each other Underwriter shall be notified promptly in writing.

        If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or Selling Stockholder shall be unable to comply with any of the terms of this Agreement, the Company and Selling Stockholder shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(iii), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company or Selling Stockholder under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

        8.    Increase in Underwriters' Commitments.    Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

        Without relieving any defaulting Underwriter from its obligations hereunder, each of the Company and Selling Stockholder agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company and Selling Stockholder or selected by the Company or Selling Stockholder with your approval).

        If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company or Selling Stockholder for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company, the Selling Stockholder or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statements and the Prospectus and other documents may be effected.

        The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

        If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Selling Stockholder shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or Selling Stockholder to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        9.    Indemnity and Contribution.

          (a)   The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements (or in the Registration Statements as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Basic Prospectuses, any Pre-Pricing Prospectus, any Prospectus Supplement or the Prospectus, as any of the foregoing may be amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statements or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Registration Statements or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statements or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company, including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

          (b)   The Selling Stockholder agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements (or in the Registration Statements as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Basic Prospectuses, any Pre-Pricing Prospectus, any Prospectus Supplement or the Prospectus, as any of the foregoing may be amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statements or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Registration Statements or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statements or such Prospectus or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Selling Stockholder in Section 3 hereof or the failure by the Selling Stockholder to perform when and as required by any agreement or covenant contained herein; provided, however, that the Selling Stockholder shall not be responsible under this section 9(b) in excess of the net proceeds (before deducting expenses but after underwriting discounts and commissions) to be received by the Selling Stockholder from the sale of Shares hereunder.

          (c)   Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of

  Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Stockholder, its officers and any person who controls the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statements (or in the Registration Statements as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statements or such Prospectus or necessary to make such information not misleading.

          (d)   If any action, suit or proceeding (each, a "Proceeding") is brought against any person in respect of which indemnity may be sought pursuant to the foregoing paragraphs (a), (b) and (c) of this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party) and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which it may have to such indemnified party or otherwise, except to the extent such delay has resulted in loss of substantive rights or defenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such Proceeding or such indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded based on the advice of counsel that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such indemnifying party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnifying party), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No indemnifying party shall be liable for any settlement of any such Proceeding effected without the written consent of such indemnifying party but if settled with the written consent of such indemnifying party, such indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least

  30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, liability or failure to act, by or on behalf of such indemnified party.

          (e)   If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and the Selling Stockholder on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (f)    The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

          (g)   The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, the Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statements or the Prospectus.

          (h)   Nothing in this Section 9 shall prohibit or supercede any agreement between the Company and Selling Stockholder regarding apportionment of liability for the obligation of the Company and the Selling Stockholder in this Section 9.

        10.    Information Furnished by the Underwriters.    The statements set forth under the caption "Underwriting—Commissions and Discounts" and "Underwriting—Price Stabilization, Short Positions" in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

        11.    Notices.    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 9690 Deereco Road, Suite 100, Timonium, Maryland 21093 Attention: C. Taylor Pickett, Chief Executive Officer and, if to the Selling Stockholder, shall be sufficient in all respects if delivered or sent to the Selling Stockholder at 3232 McKinney Avenue, Suite 890, Dallas, Texas 75204-2429, Attention: Kymberlyn K. Janney.

        12.    Governing Law; Construction.    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        13.    Submission to Jurisdiction.    Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Selling Stockholder consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Selling Stockholder hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Selling Stockholder (on its behalf and, to the extent permitted by applicable law, on behalf of its partners and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Selling Stockholder agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court following the exhaustion of all available appeals shall be conclusive and binding upon the Company and the Selling

Stockholder and may be enforced in any other courts to the jurisdiction of which the Company or the Selling Stockholder is or may be subject, by suit upon such judgment.

        14.    Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholder and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        15.    Counterparts.    This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

        16.    Successors and Assigns.    This Agreement shall be binding upon the Underwriters, the Company and the Selling Stockholder and their successors and assigns and any successor or assign of any substantial portion of the Company's, the Selling Stockholder's and any of the Underwriters' respective businesses and/or assets.

        17.    Miscellaneous.    UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

        If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholder and the Underwriters, severally.

Very truly yours,
OMEGA HEALTHCARE INVESTORS, INC.
		By:	/s/ ROBERT O. STEPHENSON Name: Robert O. Stephenson Title: Chief Financial Officer

EXPLORER HOLDINGS, L.P.
		By:	Explorer Holdings GenPar, LLC its General Partner
		By:	/s/ DONALD J. MCNAMARA Name: Donald J. McNamara Title: President/CEO

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A
UBS SECURITIES LLC DEUTSCHE BANK SECURITIES INC. BANC OF AMERICA SECURITIES LLC
By:	UBS SECURITIES LLC
By:	/s/ MATTHEW MORAWA Name: Matthew Morawa Title: Director
By:	/s/ MICHELLE BEREAUX Name: Michelle Bereaux Title: Managing Director

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC	7,247,298
DEUTSCHE BANK SECURITIES INC.	7,247,298
BANC OF AMERICA SECURITIES LLC	3,623,650

Total	18,118,246

SCHEDULE B

Subsidiaries

Subsidiary Name		State of Incorporation
1	Arizona Lessor—Infinia, Inc.	Maryland
2	Bayside Street II, Inc.	Delaware
3	Bayside Street, Inc.	Maryland
4	Colorado Lessor—Conifer, Inc.	Maryland
5	Delta Investors I, LLC	Maryland
6	Delta Investors II, LLC	Maryland
7	Florida Lessor—Crystal Springs, Inc, formerly Multi-State Lessor—Claremont, Inc.	Maryland
8	Florida Lessor—Emerald, Inc.	Maryland
9	Florida Lessor—Five Facilities, Inc.	Maryland
10	Florida Lessor—Lakeland, Inc.	Maryland
11	Florida Lessor—Meadowview, Inc.	Maryland
12	Florida Lessor-West Palm Beach and South Point, Inc.	Maryland
13	Georgia Lessor—Bonterra/Parkview, Inc.	Maryland
14	Indiana Lessor—Jeffersonville, Inc.	Maryland
15	Indiana Lessor—Wellington Manor, Inc.	Maryland
16	Jefferson Clark, Inc.	Maryland
17	Long Term Care—Michigan, Inc.	Michigan
18	Long Term Care—North Carolina, Inc.	North Carolina
19	Long Term Care Associates—Illinois, Inc.	Illinois
20	Long Term Care Associates—Indiana, Inc.	Indiana
21	Long Term Care Associates—Texas, Inc.	Texas
22	NRS Ventures, LLC	Kentucky
23	OHI (Connecticut), Inc.	Connecticut
24	OHI (Florida), Inc.	Florida
25	OHI (Illinois), Inc.	Illinois
26	OHI (Indiana), Inc.	Indiana
27	OHI (Iowa), Inc.	Iowa
28	OHI (Kansas), Inc.	Kansas
29	OHI of Kentucky, Inc.	Maryland
30	OHI of Texas, Inc.	Maryland
31	OHI Sunshine, Inc.	Florida
32	OHIMA, Inc.	Massachusetts
33	Ohio Lessor—Waterford & Crestwood, Inc., formerly Indiana Lessor—Three Facilities, Inc.	Maryland
34	Omega (Kansas), Inc.	Kansas
35	Omega TRS I, Inc.	Maryland
36	OS Leasing Company	Kentucky
37	Sterling Acquisition Corp.	Kentucky
38	Sterling Acquisition Corp. II	Kentucky
39	Texas Lessor—Stonegate GP, Inc.	Maryland
40	Texas Lessor—Stonegate Limited, Inc.	Maryland
41	Texas Lessor—Treemont, Inc.	Maryland
42	Washington Lessor—Silverdale, Inc., formerly Washington Lessor—Emeritus, Inc.	Maryland

The following are subsidiaries of Bayside Street, INC.:
1	Bayside Arizona Healthcare Associates, Inc.	Arizona
2	Bayside Colorado Healthcare Associates, Inc.	Colorado
3	Bayside Indiana Healthcare Associates, Inc.	Indiana
4	Center Healthcare Associates, Inc.	Texas
5	Heritage Texarkana Healthcare Associates, Inc.	Texas
6	Pine Texarkana Healthcare Associates, Inc.	Texas
7	Reunion Texarkana Healthcare Associates, Inc.	Texas
8	San Augustine Healthcare Associates, Inc.	Texas
9	South Athens Healthcare Associates, Inc.	Texas
10	Waxahachie Healthcare Associates, Inc.	Texas
11	West Athens Healthcare Associates, Inc.	Texas
The following are subsidiaries of Bayside Street II, Inc.:
1	Bayside Alabama Healthcare Second, Inc.	Alabama
2	Bayside Arizona Healthcare Second, Inc.	Arizona
3	Bayside Colorado Healthcare Second, Inc.	Colorado
1	Cherry Street—Skilled Nursing, Inc.	Texas
2	Dallas Skilled Nursing, Inc.	Texas
3	Lake Park Skilled Nursing, Inc.	Texas
4	Parkview—Skilled Nursing, Inc.	Texas
1	Skilled Nursing—Paris, Inc.	Illinois
2	Skilled Nursing—Herrin, Inc.	Illinois
1	Skilled Nursing—Gaston, Inc.	Indiana
2	Skilled Nursing—Hicksville, Inc.	Ohio
Limited Partnerships
1	Texas Lessor—Stonegate, L.P.	Maryland
Limited Liability Companies
1	OHI Asset, LLC	Delaware
2	OHI Asset (CA), LLC	Delaware
3	OHI Asset (FL), LLC, formerly OHI Capital, LLC	Delaware
4	OHI Asset (ID), LLC	Delaware
5	OHI Asset (IN), LLC	Delaware
6	OHI Asset (LA), LLC	Delaware
7	OHI Asset (MI/NC), LLC	Delaware
9	OHI Asset (MO), LLC	Delaware
11	OHI Asset (OH), LLC	Delaware
12	OHI Asset (TX), LLC	Delaware
13

QuickLinks

UNDERWRITING AGREEMENT